                                                                  EXHIBIT 99.1



                       (AMERICA SERVICE GROUP INC. LOGO)


                              N E W S  R E L E A S E

CONTACT: MICHAEL CATALANO                            MICHAEL W. TAYLOR
         CHAIRMAN, PRESIDENT AND                     SENIOR VICE PRESIDENT AND
           CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER
         (615) 373-3100                              (615) 373-3100


       AMERICA SERVICE GROUP ANNOUNCES RECONFIRMATION OF 2003 EXPECTATIONS
          AND REVISED INTERPRETATION OF FAS 144 ACCOUNTING PRESENTATION

BRENTWOOD, Tennessee (March 31, 2003) - America Service Group Inc. (NASDAQ:ASGR) announced today that based on guidance from its independent accountants, Ernst & Young LLP ("E&Y"), the Company has revised its interpretation of the applicability of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets, ("FAS 144"), as it relates to the accounting presentation of the Company's service contracts that expired during 2002.

Commenting on today's announcement, Michael W. Taylor, the Company's senior vice president and chief financial officer, said, "The application of the FAS 144 accounting presentation to our expired service contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity for the year ended December 31, 2002. More importantly, it also has no material effect on previous comments the Company has made about 2003 expectations."

The Company reconfirms its expectations of revenues from continuing and expiring contracts ("Total Revenues") to be in the range of $545 million for 2003, before any new contract awards. The Company was awarded approximately $50 million of annualized new business in 2002. Additionally, the Company still expects gross margins and selling, general and administrative expenses to be approximately 6.5% and 2.6%, respectively, of Total Revenues in 2003. This would generate EBITDA of approximately $21 million in 2003. The Company also still expects pre-tax income from continuing and discontinued operations to be in excess of $12 million in 2003.

In its press release dated February 19, 2003, the Company and E&Y did not consider the expiration of service contracts to be an event under FAS 144 that would require discontinued operations presentation in the income statement. Subsequent to this announcement of the Company's year-end results, the Company and E&Y have concluded that FAS 144 does apply to the termination or expiration of a contract. This has resulted in the application of discontinued operations presentation for the contracts that have expired during 2002 in the Company's Form 10-K, including revised quarterly data, as filed today with the Securities and Exchange Commission.

The revised interpretation of the applicability of FAS 144 to the Company's contracts will require the Company to follow the income statement reporting in FAS 144 for discontinued operations in periods in which one or more of the Company's service contracts expire. The results of operations of contracts that expire, less applicable income taxes, will be classified on the Company's income statement separately from continuing operations. The classification prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the gain or loss from discontinued operations. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to these expiring contracts.


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ASGR Confirms 2003 Expectations
Page 2
March 31, 2003


The provisions of FAS 144 are applicable only to contract expirations after the effective date of FAS 144. The Company adopted the provisions of FAS 144 effective January 1, 2002. As such, any contracts that expired during 2002 have been presented as discontinued operations and prior period consolidated income statements have been reclassified. Contracts that expired prior to 2002 are required to be presented in continuing operations.

A schedule of the components of the income (loss) from discontinued operations (contracts that expired during 2002) is set forth below (in thousands).

                                                                            YEAR ENDED
                                                           -------------------------------------------
                                                             DEC. 31,     % OF      DEC. 31,    % OF
                                                               2002      REVENUE      2001     REVENUE
                                                               ----      -------     ------    -------
Healthcare revenues                                        $   78,441      100.0  $   93,956     100.0
Healthcare expenses                                            72,950       93.0      89,231      95.0
                                                           ----------   --------  ----------  --------
     Gross margin                                               5,491        7.0       4,725       5.0
Depreciation and amortization                                      64        0.1          93       0.1
Impairment of long-lived assets                                    --         --      13,236      14.1
                                                           ----------   --------  ----------  --------
     Income (loss) from discontinued operations
        before taxes                                            5,427        6.9      (8,604)     (9.2)
Income tax (benefit)                                               --         --          --         --
                                                           ----------   --------  ----------  ---------
Income (loss) from discontinued operations, net of tax     $    5,427        6.9  $   (8,604)     (9.2)
                                                           ==========   ========  ==========  ========

Revised consolidated income statements for the years ended December 31, 2002 and 2001, which classify the results of operations for contracts that expired in 2002 as discontinued operations, are attached. The Company's consolidated balance sheet and statement of cash flows that were previously reported on February 19, 2003 are not impacted by the revised interpretation.

The Company intends to continue to apply discontinued operations presentation rules to all future contract expirations.

America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements. A discussion of the important factors and assumptions regarding the statements and risks involved is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.




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ASGR Confirms 2003 Expectations
Page 3
March 31, 2003



                           AMERICA SERVICE GROUP INC.
                          CONSOLIDATED INCOME STATEMENT
                      (In thousands, except per share data)


                                                                                    YEAR ENDED
                                                                ---------------------------------------------
                                                                 DEC. 31,      % OF      DEC. 31,      % OF
                                                                   2002       REVENUE      2001       REVENUE
                                                                   ----       -------      ----       -------
Healthcare revenues                                             $ 481,540      100.0  $   458,515     100.0
Healthcare expenses                                               452,310       93.9      443,508      96.7
Reduction in loss contract reserve                                  3,320        0.7           --        --
Charge for loss contracts                                              --         --       18,318       4.0
                                                                ---------   --------  -----------  --------
     Gross margin                                                  32,550        6.8       (3,311)     (0.7)
Selling, general and administrative expenses                       14,411        3.0       19,063       4.2
Depreciation and amortization                                       4,749        1.0        7,442       1.6
Strategic initiative and severance expenses                            --         --        2,562       0.6
                                                                ---------   --------  -----------  --------
     Income (loss) from operations                                 13,390        2.8      (32,378)     (7.1)
Interest, net                                                       5,825        1.2        5,713       1.2
Charge for early retirement of debt                                   726        0.2           --        --
                                                                ---------   --------  -----------  --------
     Income (loss) before income tax provision (benefit)            6,839        1.4      (38,091)     (8.3)
Income tax provision (benefit)                                        365        0.1       (1,852)     (0.4)
                                                                ---------   --------  -----------  --------
     Income (loss) from continuing operations                       6,474        1.3      (36,239)     (7.9)
     Income (loss) from discontinued operations                     5,427        1.2       (8,604)     (1.9)
                                                                ---------   --------  -----------  --------
     Net income (loss)                                             11,901        2.5      (44,843)     (9.8)
Preferred stock dividends                                              --         --          163        --
                                                                ---------   --------  -----------  --------
Net income (loss) attributable to common shares                 $  11,901        2.5  $   (45,006)     (9.8)
                                                                =========   ========  ===========  ========

Income (loss) per common share - basic:
     Income (loss) from continuing operations                   $    1.15             $    (6.88)
     Income (loss) from discontinued operations                      0.97                  (1.62)
                                                                ---------             ----------
         Net income (loss)                                      $    2.12             $    (8.50)
                                                                =========             ==========

Income (loss) per common share - diluted:
     Income (loss) from continuing operations                   $    1.13             $    (6.88)
     Income (loss) from discontinued operations                      0.95                  (1.62)
                                                                ---------             ----------
         Net income (loss)                                      $    2.08             $    (8.50)
                                                                =========             ==========

Weighted average shares outstanding:
     Basic                                                          5,603                   5,292
                                                                =========             ===========
     Diluted                                                        5,718                   5,292
                                                                =========             ===========



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